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                                                                    EXHIBIT 99.2

                              CUSTODIAN AGREEMENT

                                    BETWEEN

                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                   CUSTODIAN

                                      AND

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                          DATED AS OF __________, 20__

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      THIS CUSTODIAN AGREEMENT, dated as of ________, 20__, is made between
General Motors Acceptance Corporation, a Delaware corporation, as Custodian (the "Custodian"), and Capital Auto Receivables, Inc., a Delaware corporation (the "Seller").

      WHEREAS, simultaneously herewith General Motors Acceptance Corporation (in its capacity as seller, "GMAC"), and the Seller are entering into a Pooling and Servicing Agreement, dated as of the date hereof (as it may be amended, supplemented or modified from time to time, the "Pooling and Servicing Agreement,") pursuant to which GMAC shall sell, transfer and assign to the Seller without recourse all of its right, title and interest in and to the Receivables;

      WHEREAS, in connection with such sale, transfer and assignment, the Pooling and Servicing Agreement provides that the Seller shall simultaneously enter into a custodian agreement pursuant to which the Seller shall revocably appoint the Custodian as custodian of the Receivable Files pertaining to the Receivables;

      WHEREAS, the Pooling and Servicing Agreement contemplates that the Seller may enter into the Further Transfer and Servicing Agreements with the Issuer, pursuant to which the Seller shall sell, transfer and assign to the Issuer without recourse all of the Seller's right, title and interest in and to the Receivables and under the aforementioned custodian agreement;

      WHEREAS, in connection with any such sale, transfer and assignment, the Seller desires for the Custodian to act as custodian of the Receivables for the benefit of the Issuer; and

      WHEREAS, after the execution of the Indenture, the Custodian will act on behalf of the Indenture Trustee in connection with its duties as custodian of the Receivables.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned them in Part I of Appendix A to the Pooling and Servicing Agreement or in the text of the Pooling and Servicing Agreement. All references herein to "the Agreement" or "this Agreement" are to this Custodian Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Sections and subsections are to Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

            2. Appointment of Custodian; Acknowledgment of Receipt. Subject to the terms and conditions hereof, the Seller hereby appoints the Custodian, and the Custodian hereby accepts such appointment, to act as agent of the Seller as Custodian to maintain custody of the Receivable Files pertaining to the Receivables. The Custodian hereby acknowledges that the Seller may sell, transfer and assign all of its right, title and interest under this Custodian Agreement to the Issuer pursuant to the Further Transfer and Servicing Agreements. The Custodian hereby agrees, in connection with any such sale, transfer and assignment, to act as

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Custodian for the benefit of the Issuer with respect to those Receivables of which from time to time the Issuer is the Owner (as defined in the Pooling and Servicing Agreement). The Custodian acknowledges that the Issuer has pledged the Receivables to the Indenture Trustee under the Indenture and agrees to hold the Receivables on behalf of the Indenture Trustee for the benefit of the Secured Parties. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to receivable files relating to comparable automotive receivables that the Custodian services and holds for itself or others. The Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables.

            3. Maintenance at Office. The Custodian agrees to maintain each Receivable File at one of its branch offices as identified in the List of Branch Offices attached hereto as Exhibit A, or at such other office of the Custodian as shall from time to time be identified to the owner of the related Receivable upon 30 days' prior written notice.

            4. Duties of Custodian.

                  (a) Safekeeping. The Custodian shall hold each Receivable File described herein on behalf of the Owner of the related Receivable for the use and benefit of the Owner and, if applicable, Interested Parties and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File described herein as shall enable the Seller and the Issuer to comply with their respective obligations under the Pooling and Servicing Agreement and the other Basic Documents. Each Receivable shall be identified as such on the books and records of the Custodian to the extent the Custodian reasonably determines to be necessary to comply with the terms and conditions of the Pooling and Servicing Agreement and, if applicable, the other Basic Documents. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Custodian Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Servicer and the Custodian to verify the accuracy of the Custodian's inventory and record keeping. The Custodian shall promptly report to the Owner of a Receivable any failure on its part to hold the related Receivable File as described herein and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

                  (b) Access to Records. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, the Custodian shall permit the Owner of a Receivable or its duly authorized representatives, attorneys or auditors to inspect the related Receivable File described herein and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Owner may reasonably request.

                  (c) Release of Documents. The Custodian shall release any Receivable (and its related Receivable File) to the Seller, the Servicer or the Issuer, as appropriate, under the circumstances provided in the Pooling and Servicing Agreement and the other Basic Documents.

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                  (d)   Administration; Reports. In general, the Custodian shall
attend to all non-discretionary details in connection with maintaining custody of the Receivable Files as described herein. In addition, the Custodian shall assist the Issuer and the Servicer generally in the preparation of routine reports to the Securityholders, if any, or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files described herein.

                  (e) Servicing. The Custodian is familiar with the duties of the Servicer, the servicing procedures and the allocation and distribution provisions (including those related to principal collections, losses and recoveries on Receivables) set forth in the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement and the Indenture and hereby agrees to maintain the Receivables Files in a manner consistent therewith. The Custodian further agrees to cooperate with the Servicer in the Servicer's performance of its duties under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement.

            5. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions from the Issuer with respect to the Receivable Files described herein upon its receipt of written instructions signed by an Authorized Officer. A certified copy of a by-law or of a resolution of the appropriate governing body of the Issuer (or, as appropriate, a trustee on behalf of the Issuer) may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

            6. Indemnification By the Custodian. The Custodian agrees to indemnify the Seller, the Issuer and each trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Seller, the Issuer or any such trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files described herein; provided, however, that the Custodian shall not be liable to the Seller, the Issuer or any such trustee, respectively, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Seller, the Issuer or any such trustee, respectively.

            7. Advice of Counsel. The Custodian, the Seller and, upon execution of the Basic Documents, the Issuer further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

            8. Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. This Custodian Agreement shall become effective as of the date hereof, shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Custodian Agreement may be terminated by either party by written notice to the other party, such termination to take effect no sooner than sixty (60) days after the date of such notice. Notwithstanding the foregoing, if General Motors Acceptance Corporation resigns as Servicer under the Basic Documents or if all of the rights and obligations of the Servicer have been terminated under the Further Transfer and

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Servicing Agreements, this Custodian Agreement may be terminated by the Issuer or by any Persons to whom the Issuer has assigned its rights hereunder. As soon as practicable after the termination of this Custodian Agreement, the Custodian shall deliver the Receivable Files described herein to the Issuer or the Issuer's agent at such place or places as the Issuer may reasonably designate.

            9. GOVERNING LAW. THIS CUSTODIAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            10. Notices. All demands, notices and communications upon or to the Custodian or the Seller under this Agreement shall be delivered as specified in Appendix B of the Trust Sale and Servicing Agreement.

            11. Binding Effect. This Custodian Agreement shall be binding upon and shall inure to the benefit of the Seller, the Issuer, the Custodian and their respective successors and assigns, including the Issuer.

            12. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Custodian Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Custodian Agreement and shall in no way affect the validity or enforceability of the other provisions of this Custodian Agreement.

            13. Assignment. Notwithstanding anything to the contrary contained in this Custodian Agreement, this Custodian Agreement may not be assigned by the Custodian without the prior written consent of the Seller or any Persons to whom the Seller has assigned its rights hereunder, as applicable.

            14. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            15. Counterparts. This Custodian Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute but one and the same instrument.

            16. No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owners and each trustee and, to the extent expressly provided herein, the Interested Parties, and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

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            17.   Merger and Integration. Except as specifically stated
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                                    * * * * *

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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Custodian Agreement to be in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                  CAPITAL AUTO RECEIVABLES, INC.

                  By:_______________________________________
                     Name:
                     Title:

                  GENERAL MOTORS ACCEPTANCE CORPORATION,
                   as Custodian

                  By:_______________________________________
                     Name:
                     Title:

Signature Page Custodian Agreement

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                                    EXHIBIT A

                             List of Branch Offices